UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2017

Andeavor Logistics LP

(Exact name of registrant as specified in its charter)

Delaware	001-35143	27-4151603
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19100 Ridgewood Pkwy San Antonio, Texas	78259-1828
(Address of principal executive offices)	(Zip Code)

(210) 626-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On December 1, 2017, Andeavor Logistics LP (the “Partnership”) issued and sold 600,000 of its 6.875% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units representing limited partner interests in the Partnership, liquidation preference $1,000 (the “Series A Preferred Units”), at a price to the public of $1,000 per unit, pursuant to the previously reported Underwriting Agreement, dated as of November 28, 2017, between the Partnership, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman Sachs & Co. LLC, as representatives of the several underwriters listed therein.

The Partnership intends to use the net proceeds from the sale of the Series A Preferred Units (i) to primarily redeem $500,000,000 principal amount of the Partnership’s 6.250% Senior Notes due 2022, (ii) to repay a portion of the borrowings under the Partnership’s revolving credit facility and (iii) to pay fees and expenses associated with the foregoing.

On December 1, 2017, in connection with the issuance of the Series A Preferred Units, Tesoro Logistics GP, LLC, the general partner of the Partnership (the “General Partner”), adopted the Third Amended and Restated Agreement of Limited Partnership of the Partnership (the “Amended Partnership Agreement”) to, among other things, authorize and establish the rights and preferences of the Series A Preferred Units.

The Series A Preferred Units will rank senior to our common units, non-economic general partner interest, the TexNew Mex Units (as defined in the Amended Partnership Agreement) and the Special Limited Partner Interest (as defined in the Amended Partnership Agreement) and each other class or series of limited partner interests or other equity securities established after the original issue date of the Series A Preferred Units that is not expressly made senior to or pari passu with the Series A Preferred Units as to the payment of distributions and amounts payable upon a liquidation event (the “Junior Securities”). The Series A Preferred Units will rank pari passu with (i) each other and (ii) any other class or series of limited partner interests or other equity securities established on or after the original issue date of the Series A Preferred Units that is not expressly made senior or subordinated to the Series A Preferred Units as to the payment of distributions and amounts payable on a liquidation event (the “Parity Securities”). The Series A Preferred Units will rank junior to (i) each other class or series of limited partner interests or other equity securities established after the original issue date of the Series A Preferred Units that is expressly made senior to the Series A Preferred Units as to the payment of distributions and amounts payable upon a liquidation event and (ii) all of the Partnership’s existing and future indebtedness and other liabilities with respect to assets available to satisfy claims against the Partnership (the “Senior Securities”).

Distributions on the Series A Preferred Units will accrue and be cumulative from the original issue date of the Series A Preferred Units and will be payable semi-annually in arrears on the 15th day of February and August of each year through and including February 15, 2023, with the first such payment to be made on February 15, 2018, and after February 15, 2023, quarterly in arrears on the 15th day of February, May, August, and November of each year (each, a “Distribution Payment Date”) to holders of record as of the close of business on the first business day of the month of the applicable Distribution Payment Date. A pro-rated initial distribution on the Series A Preferred Units will be payable on February 15, 2018 in an amount equal to approximately $14.132 per Series A Preferred Unit. If any Distribution Payment Date otherwise would fall on a day that is not a business day, declared distributions will be paid on the immediately succeeding business day without the accumulation of additional distributions.

The initial distribution rate for the Series A Preferred Units from and including the original issue date of the Series A Preferred Units to, but not including, February 15, 2023 will be 6.875% per annum of the $1,000 liquidation preference per Series A Preferred Unit (equal to $68.75 per Series A Preferred Unit per annum). On and after February 15, 2023, distributions on the Series A Preferred Units will accumulate for each distribution period at a percentage of the liquidation preference equal to the three-month LIBOR plus a spread of 4.652%.

The Partnership will not declare or pay or set aside for payment full distributions on the Series A Preferred Units or any Parity Securities for any distribution period unless full cumulative distributions have been paid on the Series A Preferred Units and any Parity Securities through the most recently completed distribution period for each such security. To the extent distributions will not be paid in full on the Series A Preferred Units, the General Partner will take appropriate action to ensure that all distributions declared and paid upon the Series A Preferred Units and any Parity Securities will be reduced, declared and paid on a pro rata basis on their respective payment dates.

The Partnership will not declare, or pay, or set aside for payment, distributions on any Junior Securities (other than a distribution payable solely in Junior Securities) unless full cumulative distributions have been or contemporaneously are being paid on all outstanding Series A Preferred Units and any Parity Securities through the most recently completed respective distribution periods. To the extent a distribution period applicable to a class of Junior Securities or Parity Securities is shorter than the distribution period applicable to the Series A Preferred Units (e.g., quarterly rather than semi-annual), the General Partner may declare and pay regular distributions with respect to such Junior Securities or Parity Securities so long as, at the time of declaration of such distribution, the General Partner expects to have sufficient funds to pay the full distribution in respect of the Series A Preferred Units on the next successive Distribution Payment Date.

The Series A Preferred Units will not have a stated maturity and will not be subject to mandatory redemption or any sinking fund. The Series A Preferred Units will remain outstanding indefinitely unless repurchased or redeemed by the Partnership. The Series A Preferred Units may be redeemed by the Partnership at its option (i) following the occurrence of certain ratings agency events, in whole but not in part, at a redemption price in cash of $1,020 per Series A Preferred Unit (102% of the liquidation preference of $1,000) plus an amount equal to all accumulated and unpaid distributions thereon to, but not including, the date fixed for redemption, whether or not declared, or (ii) at any time on or after February 15, 2023, in whole or in part, at a redemption price in cash of $1,000 per Series A Preferred Unit plus an amount equal to all accumulated and unpaid distributions thereon to, but not including, the date of redemption, whether or not declared. Any such redemption would be effected only out of funds legally available for such purposes and would be subject to compliance with the provisions of the Partnership’s outstanding indebtedness.

Holders of Series A Preferred Units will generally have no voting rights, except for limited voting rights with respect to (i) potential amendments to the Amended Partnership Agreement that would have a material adverse effect on the existing preferences, rights, powers, duties or obligations of the Series A Preferred Units, (ii) the creation or issuance of any Parity Securities (including any additional Series A Preferred Units) if the cumulative distributions payable on then outstanding Series A Preferred Units are in arrears and (iii) the creation or issuance of any Senior Securities.

The foregoing description of the Amended Partnership Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Amended Partnership Agreement, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

3.1	Third Amended and Restated Agreement of Limited Partnership of Andeavor Logistics LP, dated as of December 1, 2017.

5.1	Opinion of Sullivan & Cromwell LLP.

8.1	Opinion of Sullivan & Cromwell LLP as to certain tax matters.

23.1	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).

23.2	Consent of Sullivan & Cromwell LLP (included in Exhibit 8.1).

Forward Looking Statements

This communication contains certain statements that are “forward-looking” statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. Words such as “may,” “will,” “could,” “anticipate,” “estimate,” “expect,” “predict,” “project,” “future,” “potential,” “intend,” “plan,” “assume,” “believe,” “forecast,” “look,” “build,” “focus,” “create,” “work” “continue” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements, which involve risks, uncertainties and assumptions that are difficult to predict. They include, without limitation, statements related to the offering of preferred units, the expected use of proceeds therefrom and the amount and timing of distributions on the preferred units. These forward-looking statements are not historical facts but instead represent only our belief regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. A number of factors could cause our actual results to differ, possibly materially, from the anticipated results indicated in or implied by these forward-looking statements. Such factors include those detailed in our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, registration statement on Form S-3 (Reg. No. 333-221549) filed with the SEC on November 14, 2017 (the “Form S-3”) and our other filings with the SEC that are available on our website at http://andeavorlogistics.com/ and on the SEC’s website at http://www.sec.gov. Our forward-looking statements are based on assumptions that we to be reasonable but that may not prove to be accurate. We undertake no obligation to publicly release the result of any revisions to any such forward-looking statements that may be made to reflect events or circumstances that occur, or which we become aware of, except as required by applicable law or regulation. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

Date: December 1, 2017

ANDEAVOR LOGISTICS LP

By:	Tesoro Logistics GP, LLC
Its general partner

By:	/s/ Steven M. Sterin
Name: Steven M. Sterin
Title: President and Chief Financial Officer